UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20369

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 19, 2019

NATURAL HEALTH FARM HOLDINGS INC
(Exact name of registrant as specified in charter)

Nevada	000-1621697	98-1032170

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 48 & 49, Jalan Velox 2	48000
Taman Velox, Rawang Industrial Park
48000 Rawang, Selangor, Malaysia
(Address of principal executive offices)	(Zip code)

+60(3) 6091 6321
(Registrant's telephone number including area code)

100 Challenger Road, Suite 831, Ridgefield Park, NJ 40150
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NHEL	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

On December 19, Mr. Tee Chuen Hau submitted his resignation as Chief Financial Officer of the Company effective immediately. Mr. Hau’s resignation is not a result of any disagreement with the Company, and the Company thanks Mr. Hau for his contributions to the Company. Subsequently, on December 19, 2019, the Board appointed Mr. Tee Chuen Meng as Chief Financial Officer of the Company. Mr. Meng is currently the CEO of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2019

Natural Health Farm Holdings Inc

/s/ Tee Chuen Meng

Mr. Tee Chuen Meng
Chief Executive Officer